Exhibit 99.1
GitLab Reports Second Quarter Fiscal Year 2026 Financial Results
Company Announces CFO Transition

Second Quarter Fiscal Year 2026 Highlights:
•Total revenue of $236.0 million, up 29% year-over-year
•GAAP operating margin of (8)%; non-GAAP operating margin of 17%
•Operating cash flow of $49.4 million and non-GAAP adjusted free cash flow of $46.5 million

San Francisco (September 3, 2025) -All-Remote-GitLab Inc. (NASDAQ: GTLB), the most comprehensive, intelligent DevSecOps platform, today reported financial results for its second quarter fiscal year of 2026, ended July 31, 2025.

“This quarter’s results demonstrate the strength of GitLab’s AI-native DevSecOps platform as we continue to drive customer-focused innovation,” said Bill Staples, GitLab chief executive officer. “GitLab Duo Agent Platform represents our vision for human-AI collaboration across the software development lifecycle. With extensibility and interoperability at our core, GitLab gives customers the flexibility to build software with their choice of AI generation tools integrated directly within GitLab, underpinned by the full lifecycle data needed to deliver faster, higher quality AI outcomes.”

“Our team achieved strong second quarter fiscal year 2026 results, with 29% revenue growth and significant year-over-year operating margin expansion,” said Brian Robins, GitLab chief financial officer. “GitLab's sustained growth reflects the transformational value enterprises achieve through the only cloud-agnostic, model-neutral DevSecOps platform with comprehensive contextual AI capabilities that span planning through deployment, capable of running anywhere, including air-gapped environments."

Second Quarter Fiscal Year 2026 Financial Highlights (in millions, except per share data and percentages):

	Q2 FY 2026	Q2 FY 2025	Y/Y Change
Revenue	$236.0	$182.6	29%
GAAP Gross margin	88%	88%
Non-GAAP Gross margin	90%	91%
GAAP Operating margin	(8)%	(22)%
Non-GAAP Operating margin	17%	10%
GAAP Operating loss	$(18.4)	$(41.0)	$22.6
Non-GAAP Operating income	$39.6	$18.2	$21.4
GAAP Net income (loss) attributable to GitLab	$(9.2)	$12.9	$(22.1)
Non-GAAP Net income attributable to GitLab	$40.9	$24.5	$16.4
GAAP Net income (loss) per share attributable to GitLab, basic	$(0.06)	$0.08	$(0.14)
GAAP Net income (loss) per share attributable to GitLab, diluted	$(0.06)	$0.08	$(0.14)
Non-GAAP Net income per share attributable to GitLab, basic	$0.25	$0.15	$0.10
Non-GAAP Net income per share attributable to GitLab, diluted	$0.24	$0.15	$0.09
GAAP net cash provided by operating activities	$49.4	$11.7	$37.7
Non-GAAP adjusted free cash flow	$46.5	$10.8	$35.7

A reconciliation between GAAP and non-GAAP financial measures is contained in this release under the section titled “Non-GAAP Financial Measures.”

Additional Second Quarter Fiscal Year 2026 Financial Highlights:

•Customers with more than $5,000 of ARR reached 10,338, an increase of 11% year-over-year.
•Customers with more than $100,000 of ARR reached 1,344, an increase of 25% year-over-year.
•Dollar-Based Net Retention Rate was 121%.
•Total RPO grew 32% year-over-year to $988.2 million, while cRPO grew 31% to $621.6 million.

Business Highlights:

•Brian Robins will step down as Chief Financial Officer effective September 19, 2025, to pursue another opportunity. We expect to name James Shen, Vice President of Finance, as interim CFO, and to promote Vice President, Corporate Controller Simon Mundy as Chief Accounting Officer, reporting to James Shen.
•Appointed Manav Khurana as Chief Product and Marketing Officer and Manu Narayan as Chief Information Officer.
•Announced the public beta launch of GitLab Duo Agent Platform, an extensible AI orchestration platform designed for human-AI collaboration across the software development lifecycle. The platform integrates with Anthropic Claude Code, Cursor, Amazon Q, Google Gemini CLI, and opencode, enabling developers to collaborate with AI agents that autonomously handle complex development tasks using rich project context for more intelligent AI outcomes.
•Signed a three-year strategic collaboration agreement with Amazon Web Services (AWS). The agreement expands access to GitLab Dedicated, a single-tenant offering that enables organizations in highly regulated industries and the public sector to leverage cloud infrastructure while meeting complex compliance requirements, including data residency, isolation, and private networking.

Third Quarter and Fiscal Year 2026 Financial Outlook

For the third quarter and fiscal year 2026, GitLab Inc. expects (in millions, except share and per share data):

	Q3 FY 2026 Guidance	FY 2026 Guidance
Revenue	$238.0 - $239.0	$936 - $942
Non-GAAP operating income	$31.0 - $32.0	$133 - $136
Non-GAAP diluted net income per share assuming approximately 171 million and 171 million weighted average shares outstanding during Q3 FY 2026 and FY 2026, respectively.	$0.19 - $0.20	$0.82 - $0.83

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below in Non-GAAP Financial Measures. We have not provided the most directly comparable GAAP financial guidance measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP guidance for operating income (loss) and net income (loss) per share to the corresponding GAAP measures is not available.

Conference Call Information

GitLab will host a conference call today, September 3, 2025, at 1:30 p.m. (PT) / 4:30 p.m. (ET) to discuss its second quarter fiscal year 2026 financial results and its guidance for the third quarter and full fiscal year 2026. Interested parties may register for the call in advance by visiting http://bit.ly/3Jo12Fo. A live webcast of this conference call will be available on GitLab’s investor relations website (ir.gitlab.com), and a replay will also be archived on the website for one year.

About GitLab

GitLab is the most comprehensive, intelligent DevSecOps platform for software innovation. GitLab enables organizations to increase developer productivity, improve operational efficiency, reduce security and compliance risk, and accelerate digital transformation. More than 50 million registered users and more than 50% of the Fortune 100 trust GitLab to ship better, more secure software faster.

Non-GAAP Financial Measures

GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding certain items such as stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, equity method investment loss and impairment, acquisition related expenses, charitable donation of common stock, restructuring charges, a non-recurring income tax adjustment related to bilateral advance pricing agreement (“BAPA”) negotiations, non-recurring charges associated with the formation of our GitLab Information Technology (Hubei) Co., LTD Joint Venture in China (“JiHu”), and other expenses that the Company believes are not indicative of its ongoing operations. In addition to these exclusions, effective Q1 FY26 we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision which reflects the new location of GitLab’s intellectual property in the U.S. following the conclusion of our bilateral advance pricing agreements. For FY26, we have determined the projected non-GAAP tax rate to be 22%. Shares used for net income per share on a non-GAAP basis include incremental dilutive shares related to restricted stock units, options, and shares issuable under GitLab Inc.’s 2021 Employee Stock Purchase Plan that are anti-dilutive on a GAAP basis. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted Free Cash Flow

Adjusted free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment, plus any non-recurring income tax payments related to the BAPA or minus any non-recurring income tax refunds related to the BAPA, plus any non-recurring payments related to the formation of JiHu. We believe that adjusted free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment, any non-recurring income tax payments or refunds related to the BAPA, and any non-recurring payments related to the formation of JiHu, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. One limitation of adjusted free cash flow is that it does not reflect our future contractual commitments. Additionally, adjusted free cash flow does not represent the total increase or decrease in our cash balance for a given period.

Forward-Looking Statements

This press release and the accompanying earnings call contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:

• our ability to effectively manage our growth;
• our revenue growth rate in the future;
• our ability to achieve and sustain profitability, our business, financial condition, and operating results;
• security and privacy breaches;
• intense competition in our markets and loss of market share to our competitors;
• our ability to respond to rapid technological changes;
• the market for our services may not grow;
• a decline in our customer renewals and expansions;
• fluctuations in our operating results;
• our incorporation of artificial intelligence features into our products;
• our transparency;
• our publicly available company Handbook;
• customers staying on our free self-managed or SaaS product offering;
• our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
• our hiring model;
• the effects of ongoing armed conflict in different regions of the world on our business; and
• general economic conditions (including changes in interest rates, inflation, tariffs, uncertainty of the federal budget, increased volatility in the capital markets, and instability in the global banking sector) and slow or negative growth of our markets.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Operating Metrics

Annual Recurring Revenue (“ARR”): We define annual recurring revenue as the annual run-rate revenue of subscription agreements, including our self-managed and SaaS offerings but excluding professional services, from all customers as measured on the last day of a given month. We calculate ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts of subscriptions, including our self-managed license, self-managed subscription, and SaaS subscription offerings but excluding professional services.

Dollar-Based Net Retention Rate: We calculate Dollar-Based Net Retention Rate as of a period end by starting with our customers as of the 12 months prior to such period end (“Prior Period ARR”). We then calculate the ARR from these customers as of the current period end (“Current Period ARR”). The calculation of Current Period ARR includes any upsells, price adjustments, user growth within a customer, contraction, and attrition. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the Dollar-Based Net Retention Rate.

GitLab Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	July 31, 2025(1)	January 31, 2025(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$261,371	$227,649
Short-term investments	903,806	764,728
Accounts receivable, net of allowance for doubtful accounts of $1,176 and $991 as of July 31, 2025 and January 31, 2025, respectively	197,775	264,565
Deferred contract acquisition costs, current	35,306	38,964
Prepaid expenses and other current assets	37,912	40,411
Total current assets	1,436,170	1,336,317
Property and equipment, net	7,642	4,013
Operating lease right-of-use assets	393	381
Goodwill	16,634	16,139
Intangible assets, net	13,804	17,834
Deferred contract acquisition costs, non-current	18,961	20,142
Other non-current assets	4,583	4,437
TOTAL ASSETS	$1,498,187	$1,399,263
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,395	$7,519
Accrued expenses and other current liabilities	52,339	54,680
Accrued compensation and benefits	30,164	40,233
Deferred revenue, current	459,459	442,599
Total current liabilities	553,357	545,031
Deferred revenue, non-current	25,749	26,369
Other non-current liabilities	7,499	6,557
TOTAL LIABILITIES	586,605	577,957
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0000025 par value; 50,000 shares authorized as of July 31, 2025 and January 31, 2025; no shares issued and outstanding as of July 31, 2025 and January 31, 2025	—	—
Class A Common stock, $0.0000025 par value; 1,500,000 shares authorized as of July 31, 2025 and January 31, 2025; 147,834 and 144,444 shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively	—	—
Class B Common stock, $0.0000025 par value; 250,000 shares authorized as of July 31, 2025 and January 31, 2025; 18,876 and 19,469 shares issued and outstanding as of July 31, 2025 and January 31, 2025, respectively	—	—
Additional paid-in capital	2,080,759	1,952,031
Accumulated deficit	(1,212,697)	(1,167,614)
Accumulated other comprehensive loss	(1,511)	(8,508)
Total GitLab stockholders’ equity	866,551	775,909
Noncontrolling interests	45,031	45,397
TOTAL STOCKHOLDERS’ EQUITY	911,582	821,306
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,498,187	$1,399,263
__________
(1) As of July 31, 2025 and January 31, 2025, the condensed consolidated balance sheet includes assets of the consolidated variable interest entity, GitLab Information Technology (Hubei) Co., LTD (“JiHu”), of $45.6 million and $46.5 million, respectively, and liabilities of $11.2 million and $10.3 million, respectively. The assets of JiHu can be used only to settle obligations of JiHu and creditors of JiHu do not have recourse against the general credit of GitLab Inc.

GitLab Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Revenue:
Subscription—self-managed and SaaS	$212,684	$163,181	$407,165	$314,360
License—self-managed and other	23,276	19,403	43,304	37,411
Total revenue	235,960	182,584	450,469	351,771
Cost of revenue:
Subscription—self-managed and SaaS	21,753	16,630	41,021	30,469
License—self-managed and other	6,752	4,740	12,519	9,677
Total cost of revenue	28,505	21,370	53,540	40,146
Gross profit	207,455	161,214	396,929	311,625
Operating expenses:
Sales and marketing	109,583	97,778	217,170	190,202
Research and development	71,488	61,273	136,898	115,413
General and administrative	44,735	43,168	95,822	100,655
Total operating expenses	225,806	202,219	449,890	406,270
Loss from operations	(18,351)	(41,005)	(52,961)	(94,645)
Interest income	11,511	12,827	22,373	24,857
Other income (expense), net	(911)	1,260	(10,882)	371
Loss before income taxes	(7,751)	(26,918)	(41,470)	(69,417)
Provision for (benefit from) income taxes	2,245	(39,155)	4,784	(26,178)
Net income (loss)	$(9,996)	$12,237	$(46,254)	$(43,239)
Net loss attributable to noncontrolling interest	(788)	(675)	(1,171)	(918)
Net income (loss) attributable to GitLab	$(9,208)	$12,912	$(45,083)	$(42,321)
Net loss per share attributable to GitLab Class A and Class B common stockholders:
Basic	$(0.06)	$0.08	$(0.27)	$(0.27)
Diluted	$(0.06)	$0.08	$(0.27)	$(0.27)
Weighted-average shares used to compute net loss per share attributable to GitLab Class A and Class B common stockholders:
Basic	165,953	159,677	165,233	158,973
Diluted	165,953	166,346	165,233	158,973

GitLab Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss), including amounts attributable to noncontrolling interest	$(9,996)	$12,237	$(46,254)	$(43,239)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	54,284	48,969	110,111	91,221
Change in fair value of acquisition related contingent consideration	—	3,750	—	3,750
Charitable donation of common stock	1,787	2,957	3,526	5,914
Amortization of intangible assets	2,015	2,333	4,035	3,420
Depreciation expense	759	744	1,315	1,681
Amortization of deferred contract acquisition costs	13,370	11,837	27,269	22,946
Net amortization of premiums or discounts on short-term investments	(2,609)	(4,241)	(5,605)	(9,141)
Unrealized foreign exchange loss (gain), net	1,069	(988)	10,970	(268)
Other non-cash expense (income), net	192	(111)	400	301
Changes in assets and liabilities:
Accounts receivable	3,859	(29,847)	69,787	1,225
Prepaid expenses and other current assets	1,219	2,982	2,746	13,344
Deferred contract acquisition costs	(12,304)	(12,415)	(20,430)	(20,955)
Other non-current assets	(198)	(78)	181	(497)
Accounts payable	(472)	14	3,114	1,350
Accrued expenses and other current liabilities	(14,257)	(41,093)	(4,278)	(21,070)
Accrued compensation and benefits	2,021	6,250	(11,063)	(6,902)
Deferred revenue	8,284	19,286	9,489	14,838
Other non-current liabilities	346	(10,889)	358	(8,083)
Net cash provided by operating activities	49,369	11,697	155,671	49,835
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(237,946)	(118,866)	(483,898)	(263,258)
Proceeds from maturities of short-term investments	184,280	121,412	347,886	376,099
Proceeds from sales of short-term investments	—	—	1,367	—
Purchases of property and equipment	(2,904)	(851)	(3,816)	(1,551)
Payments for business combination, net of cash acquired	—	—	—	(20,210)
Payments for asset acquisition	—	(7,314)	—	(7,314)
Other investing activities	—	457	—	457
Net cash provided by (used in) investing activities	(56,570)	(5,162)	(138,461)	84,223
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of common stock upon exercise of stock options, including early exercises, net of repurchases	3,947	4,980	7,275	10,073
Issuance of common stock under employee stock purchase plan	8,404	7,932	8,404	7,932
Net cash provided by financing activities	12,351	12,912	15,679	18,005
Impact of foreign exchange on cash and cash equivalents	502	(1,153)	833	(1,443)
Net increase in cash and cash equivalents	5,652	18,294	33,722	150,620
Cash and cash equivalents at beginning of period	255,719	420,322	227,649	287,996
Cash and cash equivalents at end of period	$261,371	$438,616	$261,371	$438,616

GitLab Inc.
Reconciliation of GAAP to Non-GAAP
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Gross profit on GAAP basis	$207,455	$161,214	$396,929	$311,625
Gross margin on GAAP basis	88%	88%	88%	89%
Stock-based compensation expense	2,261	2,076	4,190	3,931
Amortization of acquired intangibles	2,015	2,333	4,035	3,420
Gross profit on non-GAAP basis	$211,731	$165,623	$405,154	$318,976
Gross margin on non-GAAP basis	90%	91%	90%	91%

Sales and marketing on GAAP basis	$109,583	$97,778	$217,170	$190,202
Stock-based compensation expense	(19,950)	(19,881)	(42,041)	(37,278)
Restructuring charges	—	(266)	—	(996)
Sales and marketing on non-GAAP basis	$89,633	$77,631	$175,129	$151,928

Research and development on GAAP basis	$71,488	$61,273	$136,898	$115,413
Stock-based compensation expense	(19,197)	(16,114)	(33,469)	(28,450)
Restructuring charges	—	(393)	—	(393)
Research and development on non-GAAP basis	$52,291	$44,766	$103,429	$86,570

General and administrative on GAAP basis	$44,735	$43,168	$95,822	$100,655
Stock-based compensation expense	(12,876)	(10,898)	(30,411)	(21,562)
Restructuring charges	—	(112)	—	(388)
Charitable donation of common stock	(1,787)	(2,957)	(3,526)	(5,914)
Changes in the fair value of acquisition related contingent consideration	—	(3,750)	—	(3,750)
Acquisition related expenses	(157)	(658)	(340)	(2,709)
Other non-recurring charges	320	261	(643)	(212)
General and administrative on non-GAAP basis	$30,235	$25,054	$60,902	$66,120

Loss from operations on GAAP basis	$(18,351)	$(41,005)	$(52,961)	$(94,645)
Stock-based compensation expense	54,284	48,969	110,111	91,221
Amortization of acquired intangibles	2,015	2,333	4,035	3,420
Restructuring charges	—	771	—	1,777
Charitable donation of common stock	1,787	2,957	3,526	5,914
Changes in the fair value of acquisition related contingent consideration	—	3,750	—	3,750
Acquisition related expenses	157	658	340	2,709
Other non-recurring charges	(320)	(261)	643	212
Income from operations on non-GAAP basis	$39,572	$18,172	$65,694	$14,358

Other income (expense), net on GAAP basis	$(911)	$1,260	$(10,882)	$371
Foreign exchange gains (losses), net	1,117	(1,267)	11,071	(482)
Other non-recurring charges	172	172	$342	$346
Other income, net on non-GAAP basis	$378	$165	$531	$235

Net income (loss) attributable to GitLab common stockholders on GAAP basis	$(9,208)	$12,912	$(45,083)	$(42,321)
Stock-based compensation expense	54,284	48,969	110,111	91,221
Amortization of acquired intangibles	2,015	2,333	4,035	3,420
Restructuring charges	—	771	—	1,777
Charitable donation of common stock	1,787	2,957	3,526	5,914
Changes in the fair value of acquisition related contingent consideration	—	3,750	—	3,750

Acquisition related expenses	157	658	340	2,709
Foreign exchange gains (losses), net	1,117	(1,267)	11,071	(482)
Income tax adjustment (1)	(9,077)	(46,472)	(14,708)	(37,550)
Other non-recurring charges	(148)	(89)	985	558
Net income attributable to GitLab common stockholders on non-GAAP basis	$40,927	$24,522	$70,277	$28,996

GAAP net income (loss) per share, basic	$(0.06)	$0.08	$(0.27)	$(0.27)
GAAP net income (loss) per share, diluted	$(0.06)	$0.08	$(0.27)	$(0.27)

Non-GAAP net income per share, basic	$0.25	$0.15	$0.43	$0.18
Non-GAAP net income per share, diluted	$0.24	$0.15	$0.41	$0.17

Shares used in per share calculation - basic on GAAP basis	165,953	159,677	165,233	158,973
Effect of dilutive securities	4,535	6,669	5,220	7,925
Shares used in per share calculation - diluted on non-GAAP basis	170,488	166,346	170,453	166,898
(1) Income tax adjustment in Q2 FY2025 consists primarily of one-time charges associated with the formation of Jihu and BAPA negotiations, while in Q2 FY2026, it primarily reflects an assumed provision for income taxes based on our long-term projected tax rate of 22%.

GitLab Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Adjusted Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2025	2024	2025	2024
Computation of adjusted free cash flow (1)
GAAP net cash provided by operating activities	$49,369	$11,697	$155,671	$49,835
Less: Purchases of property and equipment	(2,904)	(851)	(3,816)	(1,551)
Less: Income tax refunds related to BAPA	(12)	—	(1,305)	—
Non-GAAP adjusted free cash flow	$46,453	$10,846	$150,550	$48,284
(1) No non-recurring payments related to the formation of JiHu were recorded during the periods presented.

Media Contact:
Lisa Boughner
VP, Global Communications
GitLab Inc.
press@gitlab.com

Investor Contact:
Cassidy Fuller-Patterson
Investor Relations
GitLab Inc.
ir@gitlab.com